Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

International Money Express, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 11, 2020, relating to the consolidated financial statements of International Money Express, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
Miami, Florida
September 2, 2020